Exhibit 5.2

The Board of Directors

Constellium SE

Tupolevlaan 41-61

1119 NW Schiphol-Rijk

The Netherlands

Constellium SE

Ladies and Gentlemen:

We have acted as French counsel to Constellium SE, a Societas Europaea (an “SE”), incorporated under European Council Regulation (EC) No. 2157/2001 (the “SE Regulation”) and the laws of The Netherlands, with its corporate seat in Tupolevlaan 41-61, 1119 NW Schiphol-Rijk, The Netherlands (the “Company”), in connection with the transfer of the registered office of the Company from The Netherlands to France, where it will become an SE governed by the laws of France (the “Transfer of Corporate Seat”) and the preparation and filing of a Registration Statement on Form F-4 (the “Registration Statement”) by the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 3, 2019 as amended by an Amendment no. 1 filed on October 21, 2019. We refer in particular to the 138,000,000 ordinary shares with a nominal value of 0.02 euro of the Company (the “Shares”), which are to be registered with the SEC pursuant to the Registration Statement in connection with the Transfer of the Corporate Seat.

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(1)	The Registration Statement.

(2)

Originals or copies of such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)

That all corporate action necessary for the Transfer of the Corporate Seat will be taken, and the Transfer of the Corporate Seat will be duly authorized and completed, in accordance with SE Regulation, Dutch law and any other relevant law.

(e)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below and to any matters not disclosed to us, we are of the opinion that, when the Registration Statement relating to the Shares has become effective under the Securities Act and once the Transfer of the Corporate Seat is completed, the Shares will be validly issued, fully paid and non-assessable (which term means, in this opinion, that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

Our opinion is limited to the laws of France. In this opinion, references to the laws of France are to be read as references to the laws and regulations of France in full force and effect as of the date hereof, as interpreted by the Cour de Cassation and the Conseil d’Etat (being the supreme courts of the French judiciary and administrative court systems, respectively) in their decisions reported in major legal publications. We do not express any opinion herein concerning any other law. With respect to all matters of Dutch law, we have relied upon the opinion, dated the date hereof, of Stibbe, Dutch counsel of the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Stibbe.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

This opinion letter is provided solely in connection with preparation and filing of the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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